Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Branded Media Corporation on Form 10-SB of our report dated September 22, 2005 with respect to the balance sheet of Branded Media Corporation as of September 30, 2004 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended September 30, 2004 and 2004.

We also consent to the reference to our Firm under the caption "Interest of Named Experts and Counsel" in such Registration Statement.





/s/  Friedman LLP

Friedman LLP
September 30, 2005